                                                                    EXHIBIT 4.2


   THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT, OR AN EXEMPTION FROM REGISTRATION, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH LAWS ARE COMPLIED WITH.


VOID AFTER 3:30 P.M., EASTERN TIME, ON            , 2002.

                          MEDICAL SCIENCE SYSTEMS, INC.

                                 UNDERWRITERS'
                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK


     This is to Certify That, FOR VALUE RECEIVED, ____________________________ (the "Holder") is entitled to purchase, subject to the provisions of this warrant (the "Warrant"), from Medical Science Systems, Inc. (the "Company"), a
Texas corporation, at any time on or after        , 1998, and not later than
3:30 p.m., Eastern Time, on 2002,        shares of Common Stock of the Company
("Securities") exercisable at a purchase price for the shares of Common Stock
which is 165% of the public offering price of the Common Stock ($        ). The
number of Securities to be received upon the exercise of this Warrant and the price to be paid for the Securities may be adjusted from time to time as hereinafter set forth. The purchase price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Warrant is or may be one of a series of Warrants identical in form issued by the Company to purchase an aggregate of 250,000 shares of Common Stock. The shares of Common Stock, as adjusted from time to time underlying the Warrants are hereinafter sometimes referred to as "Warrant Shares". The Common Stock issuable upon the exercise hereof are in all respects identical to the Common Stock being purchased by the Underwriter for resale to the public pursuant to the terms and conditions of the Underwriting Agreement.



     (a) Exercise of Warrant. Subject to the provisions of Section (g) hereof, this Warrant may be exercised in whole or in part at anytime or from time to
time on or after         , 1998, but not later than 3:30 p.m., Eastern Time on ,
2002, or if           , 2002, is a day on which banking institutions are
authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such Form, together with all federal and state taxes applicable upon such exercise. The Company agrees to provide notice to the Holder that any tender offer is being made for the Company's shares of Common Stock no later than the day the Company becomes aware that any tender offer is being made for the Company's shares of Common Stock. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder along with any additional Underwriters' Warrants not exercised. Upon receipt by the Company of this Warrant at the office of the Company or at the office of the Company's stock transfer agent, in proper form for exercise and accompanied by the total Exercise Price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.


     (b) Reservation of Securities. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant. The Company covenants and agrees that, upon exercise of the


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


Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.


     (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

     (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or


     (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last business day prior to the date of the exercise of this Warrant; or


     (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.


     (d) Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase (under the same terms and conditions as provided by this Warrant) in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may not be sold, transferred, assigned, or hypothecated until after one year from the effective date of the registration statement except that it may be (i) assigned in whole or in part to the officers of the "Underwriter", and (ii) transferred to any successor to the business of the "Underwriter." Any such assignment shall be made by surrender of this Warrant to the Company, or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in-such instrument of assignment, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.


     (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.


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
     (f) Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall make any stock distribution upon the Common Stock, or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for equivalent securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (g) Adjustment of Exercise Price and Number of Shares of Common Stock Deliverable.


     (A)(i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares, and
(b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.


     For the purposes of any adjustment to be made in accordance with this Section (g) the following provisions shall be applicable:

          (I) Shares of Common Stock issuable by way of dividend or other distribution on any capital stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

          (II) The number of shares of Common Stock at any one time outstanding shall not be deemed to include the number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

     (ii) Upon each adjustment of the Exercise Price pursuant to this Section
(g), the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

     (B) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation other than a merger with a "Subsidiary" (which shall mean any corporation or corporations, as the


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

case may be, of which capital stock having ordinary power to elect a majority of the Board of Directors of such corporation (regardless of whether or not at the time capital stock of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries) or by the Company and one or more Subsidiaries in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and shall forthwith file at the principal office of the Company a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section
(g)(A). The above provisions of this Section (g)(B) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.


     (C) Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant hereto, continue to express the Exercise Price per share and the number of shares purchasable thereunder as the Exercise Price per share and the number of shares purchasable thereunder as expressed in the Warrant Certificates when the same were originally issued.



     (D) After each adjustment of the Exercise Price pursuant to this Section
(g), the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate in the Company's minute books and cause a brief summary thereof to be sent by ordinary first class mail to each Holder at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.


     (E) No adjustment of the Exercise Price shall be made as a result of or in connection with the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

     (F) In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend consisting solely of shares of Common Stock or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, that they would have been


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

entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section (g).


     (h) Piggyback Registration. If, at any time commencing one year from the date hereof and expiring six (6) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than in connection with a merger or pursuant to Form S-8, S-4 or other comparable registration statement) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Warrants and/or the Warrant Stock of its intention to do so. If the Underwriter or other Holders of the Warrants and/or Warrant Stock notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Underwriters and such Holders of the Warrants and/or Warrant Stock the opportunity to have any such Warrant Stock registered under such registration statement.


     Notwithstanding the provisions of this Section, the Company shall have the right at any time after it shall have given written notice pursuant to this Section (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

     (i) Demand Registration.


     (1) At any time commencing one year from the date hereof and expiring four
(4) years thereafter, the Holders of the Underwriters' Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Underwriters' Warrants) shall have the right (which right is in addition to the registration rights under Section (i) hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for nine (9) consecutive months by such Holders and any other holders of the Underwriters' Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request.



     (2) The Company covenants and agrees to give written notice of any registration request under this Section (i) by any Holder or Holders to all other registered Holders of the Underwriters' Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.



     (3) In addition to the registration rights under this Section (i) at any time commencing one year after the date hereof and expiring four (4) years thereafter, the Holders of Underwriters' Warrants and/or Warrant Shares shall have the right, exercisable by written request to the Company, to have the Company prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale for nine (9) consecutive months by such Holders of its Warrant Shares; provided, however, that the provisions of Section (i)(2) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.



     (4) The Company shall include such Underwriters' Warrants in the Registration Statement relating to this offering and shall keep such Registration Statement current at least until the expiration of such Underwriters' Warrants or shall bear all of the costs of a new registration statement in the event the Underwriters' Warrants are to be exercised.


     (j) Covenants of the Company With Respect to Registration. In connection with any registration under Section (h) or (i) hereof, the Company covenants and agrees as follows:


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


     (i) The Company shall use its best efforts to file a registration statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.



     (ii) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections (h), (i) and (o) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section (j)(i), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.



     (iii) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.



     (iv) The Company shall indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), from and against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 7 of the Underwriting Agreement.



     (v) The Holder(s) of the Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent with the same effect as the provisions contained in Section 7 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.


     (vi) The Holder(s) shall exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.


     (vii) The Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section (i) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section (i) hereof, other than a secondary offering of equity securities by the Company, without the prior written consent of the Holders of the Warrants and Warrant Shares representing a Majority (as herein defined) of such securities (assuming an exercise of all the Warrants).



     (viii) The Company shall furnish to each Holder participating in the offering and to each Underwriter, if any, a signed counterpart, addressed to such Holder or Underwriter, of (x) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (y) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement,



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


in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to Underwriters in underwritten public offerings of securities.


     (ix) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.


     (x) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and Underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or Underwriter shall reasonably request.



     (xi) The Company shall enter into an underwriting agreement with the managing underwriters, which may be the Underwriter. Such agreement shall be satisfactory in form and substance to the Company, and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter; provided however, that no Holder shall be required to make any representations, warranties or covenants or grant any indemnity to which it shall object in any such underwriting agreement. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such Underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the Underwriters except as they may relate to such Holders and their intended methods of distribution.



     (xii) For purposes of this Agreement, the term "Majority" in reference to the Holders of Warrants or Warrant Stock, shall mean in excess of fifty (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.


     (k) The Company's obligation under Section 6) hereof shall be conditioned as to each such public offering, upon a timely receipt by the Company in writing of:


          (A) Information as to the terms of such public offering furnished by or on behalf of the Holders making a public distribution of their Warrant Shares; and



          (B) Such other information as the Company may reasonably require from such Holder, or any Underwriter for any of them, for inclusion in such registration statement or offering statement or post-effective amendment.



          (C) An agreement by the Holder to sell his Warrants and Warrant Shares on the basis provided in the Underwriting Agreement.



     (l) The Company's agreements with respect to the Warrant Shares in this Warrant will continue in effect regardless of the exercise or surrender of this Warrant.

     (m) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail, to the Holder, addressed to him or sent to Nutmeg Securities, Ltd., 495 Post Road East, Westport, CT 06880, or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and, if to the Company, addressed to it at 4400 MacArthur Boulevard, Suite 980, Newport Beach, CA 92660. The Company may change its address by written notice to Nutmeg Securities, Ltd.



     (n) Limited Transferability. This Warrant Certificate and the Warrant may not be sold, transferred, assigned or hypothecated for a one-year period after the effective date of the Registration Statement except to Underwriters of the Offering referred to in the Underwriting Agreement or to individuals who are either partners or officers of such an Underwriter or by operation of law. The Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates evidencing the same aggregate number of Warrants. The Warrant may not be offered, sold, transferred, pledged or hypothecated in the absence of any effective registration statement as to such Warrant filed under the Act, or an exemption from the requirement of such registration, and compliance with the applicable state securities laws. The Company may require an opinion of counsel satisfactory to the Company that such registration is not required and that such laws are complied with. The Company may treat the registered holder of this Warrant as he or it appears on the Company's book at any time as the Holder for all purposes. The Company shall permit the Holder or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants.



     (o) Transfer to Comply With the Securities Act of 1933. The Company may cause the following legend, or one similar thereto, to be set forth on the Warrants and on each certificate representing Warrant Shares, or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to Underwriters for distribution to the public pursuant to Sections (h) or (i) hereof; unless counsel satisfactory to the Company is of the opinion as to any such certificate that such legend, or one similar thereto, is unnecessary:



     "The warrants represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an opinion of counsel satisfactory to the Company is obtained stating that such offer or sale is in compliance with state and federal securities law."


     (p) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Connecticut , without giving effect to conflict of law principles.

     (q) This Warrant may not be extended except in a writing signed by each Holder and the Company.


     (r) The indemnification provisions of this Warrant shall survive until
the earlier of (i) one (1) year from the date of exercise; or (ii)           ,
2002 (the date after which this Warrant may not be exercised).

                                               Medical Science Systems, Inc.
                                               a Texas corporation



Date:                                          By:
      --------------------------                   -----------------------------
                                                   Paul J. White, President






S E A L


Attest:


--------------------------------
Secretary

                                  PURCHASE FORM


                                                   Dated                 , 19
                                                         ----------------    ---


     The undersigned hereby irrevocably elects to exercise the Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $________ in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK



Name ___________________________________________________________________________
                  (please typewrite or print in block letters)

Address ________________________________________________________________________


Signature ______________________________________________________________________


                                 ASSIGNMENT FORM


FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
                  (please typewrite or print in block letters)

Address ________________________________________________________________________

the right to purchase Common Stock as represented by this Warrant to the extent of ____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint, ___________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Signature ______________________________________________________________________


Dated: _______________________, 19___